UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 19, 2021

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On August 19, 2021, Amphastar Pharmaceuticals, Inc. (the “Company”) entered into a Share Purchase Agreement (“SPA”) to acquire approximately 15% of the ownership interest of Amphastar Nanjing Pharmaceuticals, Inc. (“ANP”) from Nanjing Qianqia Enterprise Management Consulting, LLP (“QQ”), a limited liability partnership established and existing in accordance with the laws of the PRC, to further consolidate the Company’s ownership of its Chinese subsidiary ANP. QQ had initially acquired its ownership interest in the previously disclosed July 2018 ANP private placement (the “2018 ANP Private Placement”). This transaction is subject to regulatory approval. The total cash payment by the Company for this transaction will be approximately $22.5 million. Following completion of the transaction, the Company will own 100% of ANP.

QQ is controlled by Applied Physics & Chemistry Laboratories, Inc. (“APCL”), which in turn is controlled by Dr. Mary Luo, Chief Operating Officer, Chief Scientist, and Chairman of the Board of the Company, and Dr. Jack Zhang, Chief Executive Officer, President, and Chief Scientific Officer, and Director. In addition, their son Bill Zhang, and Chongqing Zhang, Dr. Jack Zhang’s brother, are members of QQ. For a description of the 2018 ANP Private Placement, please see to the section titled “Related Person Transactions—ANP Private Placement” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2021, which is incorporated by reference herein.

The transaction price and other terms and conditions of the agreement are identical to the terms and conditions of the prior share purchase agreements entered into by the Company on May 6, 2021 in connection with the restructuring of the equity ownership of ANP and its subsidiaries, and previously disclosed by the Company in its Current Report on Form 8-K filed on May 7, 2021. As previously disclosed, the Company engaged a financial advisor to conduct an independent third party valuation to determine such transaction price and the independent disinterested members of the Company’s Board of Directors engaged a separate independent financial service firm to evaluate the transaction and render an opinion as to the fairness of the transaction price as part of their evaluation and approval of these transactions. The proceeds received from the SPA by APCL and the individuals noted above are as follows:

Investor	Proceeds under SPA
APCL	$18,958,348
Bill Zhang	$3,370,373
Chongqing Zhang	$210,648

The foregoing is a brief description of the material terms of the SPA, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the SPA that will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”) for the fiscal quarter ending September 30, 2021 and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: August 20, 2021
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer and Executive Vice President